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                                                                      Exhibit 21


                 SUBSIDIARIES AND AFFILIATE OF THE REGISTRANT

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                                  State or
                                 Country of      Names Under Which
            Name*              Incorporation     Subsidiaries Do Business
--------------------------     -------------     -------------------------
PACCAR of Canada Ltd.             Canada         PACCAR of Canada Ltd.
                                                 Canadian Kenworth Co.
                                                 Peterbilt of Canada
                                                 PACCAR Parts of Canada

PACCAR Australia Pty. Ltd.        Australia      PACCAR Australia Pty. Ltd.
                                                 Kenworth Trucks

PACCAR U.K. Ltd.                  Delaware       PACCAR U.K. Ltd.
                                                 Foden Trucks

VILPAC S.A.                       Mexico         VILPAC S.A.
                                                 Kenworth Mexicana S.A. de C.V.
                                                 KENPAR S.A. de C.V.
                                                 KENFABRICA, S.A. de C.V.
                                                 KENCOM, S.A. de C.V.

PACCAR Financial Corp.            Washington     PACCAR Financial Corp.

PACCAR Financial Services Ltd.    Canada         PACCAR Financial Services Ltd.

PACCAR Leasing Corporation        Delaware       PACCAR Leasing Corporation
                                                 PacLease

RAILEASE Inc                      Washington     RAILEASE Inc

Trico Industries, Inc.            California     Trico Industries, Inc.

PACCAR Sales North America, Inc.  Delaware       PACCAR Sales North America

PACCAR Automotive, Inc.           Washington     Grand Auto
                                                 Al's Auto Supply

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* The names of some subsidiaries have been omitted. Considered in the aggregate, omitted subsidiaries would not constitute a significant subsidiary.